SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials

Westamerica Bancorporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

1108 Fifth Avenue
San Rafael, California 94901

__________________________________________________

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2019

March 26, 2019

__________________________________________________

The following information supplements the definitive proxy statement dated March 11, 2019 (the “Proxy Statement”) filed on Schedule 14A by Westamerica Bancorporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of Westamerica Bancorporation for the 2019 Annual Meeting of Shareholders and for any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at 10:00 a.m. Pacific Time on Thursday, April 25, 2019, at Westamerica Bancorporation, 4550 Mangels Blvd., Fairfield, California. This supplement to the Proxy Statement (“Supplement”) is being filed with the Securities and Exchange Commission on March 26, 2019.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosures

Westamerica Bancorporation reports the death of director Patrick D. Lynch. As such, Mr. Lynch is no longer a nominee for election as a director at the 2019 Annual Meeting. Any shareholder that has submitted a proxy does not need to resubmit a proxy, unless the shareholder wishes to revoke the original proxy. Shareholders who have not yet submitted their proxies may still do so by following the voting instructions. The proxy holders will vote the shares as instructed by the shareholder with respect to the existing nominees as described in the Proxy Statement, other than votes with respect to Mr. Lynch, which will be disregarded.

Voting Information

Registered Holders. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered a registered holder of those shares. Please vote by proxy in accordance with the instructions on your Proxy Card, or the instruction you received by email.

A registered holder can vote in one of the following four ways:

•	Via the Internet. Go to the website noted on your Proxy Card in order to vote via the internet. Internet voting is available 24 hours a day. We encourage you to vote via the internet, as it is the most cost-effective way to vote. When voting via the internet, you do not need to return your Proxy Card.

•	By Telephone. Call the toll-free telephone number indicated on your Proxy Card and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day. When voting by telephone, you do not need to return your Proxy Card.

•	By Mail. Mark your Proxy Card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a Proxy Card and must vote via the internet or by telephone.

•	In person. You may vote your shares at the Annual Meeting if you attend in person, even if you previously submitted a Proxy Card or voted via internet or telephone. Whether or not you plan to attend the Annual Meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

We have been advised by counsel that these telephone and internet voting procedures comply with California law.

Beneficial Shareholders. If your shares are held in a brokerage account in the name of your bank, broker, or other holder of record (“beneficial holder” or “street name”), you are not a registered holder, but rather are considered a beneficial holder of those shares. Your bank, broker, or other holder of record will send you instructions on how to vote your shares. If you are a beneficial holder, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Voting Deadlines. If you are a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) your vote must be received by 11:59 p.m. Central Time, on April 22, 2019. All other shareholders voting by telephone or internet must vote by 12:01 a.m. Central Time, on April 25, 2019 to ensure that their vote is counted.

Revocation of Proxy. Registered Holders who vote by proxy, whether by telephone, internet or mail, may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Annual Meeting or sending a notice of revocation to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901; (b) voting at a later time by telephone or on the internet prior to 12:01 a.m. Central Time, on April 25, 2019 (prior to 11:59 p.m. Central Time, on April 22, 2019 for ESOP participants); or (c) attending the Annual Meeting in person and casting a ballot. If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker or other nominee.